                       A D M I S S I O N   T I C K E T

Annual Meeting of Shareowners
May 3, 1995
Masonic Auditorium                                      M A P   H E R E
1111 California Street
San Francisco, California

Doors Open at 9:30 A.M.
Meeting Begins at 10:00 A.M.

                           Detach Proxy Card Here
............................................................................

                                                             PACIFIC*TELESIS
                                                             Group

PROXY/VOTING INSTRUCTION CARD



This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 1995.

The undersigned hereby appoints Philip J. Quigley, William E. Downing and Richard W. Odgers, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Pacific Telesis Group represented hereby and held of record by the undersigned on March 4, 1995 at the Annual Meeting of Shareowners to be held at the Masonic Auditorium,
1111 California Street, San Francisco, California, on May 3, 1995, at 10:00 a.m., or any adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. This proxy also provides voting instructions for shares held in the Shareowner Dividend Reinvestment and Stock Purchase Plan and, if registrations are identical, shares held in the various employee savings and benefit plans described in the proxy statement. IF THIS PROXY IS SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS A, B, C, D and E AND "AGAINST" ITEMS F AND G SHOWN ON THE REVERSE OF THIS CARD, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. (If you have made any comments on this side of the card, please mark the comments box on the reverse of this card.)

  YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND DATE ON THE REVERSE AND PROMPTLY
      RETURN C/O BANK OF BOSTON, P.O. BOX 9018, BOSTON, MA 02205-8650.

                                                             PACIFIC*TELESIS
                                                             Group

March 14, 1995



Dear Shareowner:


It is a pleasure to invite you to Pacific Telesis Group's 1995 Annual Meeting of Shareowners, our eleventh Annual Meeting. The meeting will be held on May 3, 1995, at the Masonic Auditorium, 1111 California Street,
San Francisco, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Corporation. An Assistive Listening System will be available and an American Sign Language interpreter will be present at the meeting to assist shareowners with impaired hearing. The meeting location is also accessible to wheelchairs. For your information, we would like you to know that there are several moderately priced garages near the auditorium. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareowner of Pacific Telesis Group. PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

I look forward to seeing you at the meeting, and on behalf of the management and directors of Pacific Telesis Group, I want to thank you for your continued support and confidence in 1995.


Sincerely,




Philip J. Quigley
Chairman of the Board




                         Admission Ticket on Reverse
                           Detach Proxy Card Here
............................................................................

                          X    Please mark votes as in this example.
                       -------
                       ----------------------------------------------------
                                Directors recommend a vote "For"
                       ----------------------------------------------------
                       Director Nominees are:

                       W.   P.  Clark,  I.  J.   Houston,  M.  S.  Metz  and
                       R. M. Rosenberg

                                                FOR    WITHHOLD
                       A.    Election of
                             All Directors
                                              -------  ---------
                             FOR ALL
                             EXCEPT:        -----------------------------

                                              FOR    AGAINST    ABSTAIN
                       B.    Ratification
                             of Auditors
                                            -------  --------  ----------

                       C.    Amend and
                             Restate Senior
                             Management
                             Long Term
                             Incentive Plan
                                            -------  --------  ----------

                       D.    Amend and
                             Restate Short
                             Term Incentive
                             Plan
                                            -------  --------  ----------

                       E.    Amend 1994
                             Stock Incentive
                             Plan
                                            -------  --------  ----------

                       ----------------------------------------------------
                                Directors recommend a vote "Against"
                       ----------------------------------------------------

                                              FOR    AGAINST    ABSTAIN
                       F.    Eliminate
                             Pensions for
                             New Nonemployee
                             Directors
                                            -------  --------  ---------
                       G.    Compensate
                             Directors Solely
                             in Stock
                                            -------  --------  ---------


                       Please see comments           --------

                       Please keep my
                       vote confidential             --------

                       Will attend meeting           --------

                       Discontinue duplicative
                       Summary Annual Report         --------


                       Comments:
                                      -------------------------------------

                PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


                SIGN HERE AS
                NAME(S) APPEARS AT LEFT

                x _____________________________  Date ________________

                x _____________________________  Date ________________